SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2015

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submissions of Matters to a Vote of Security Holders.

On May 20, 2015, Prime Meridian Holding Company (the “Company”) held its Annual Meeting of Shareholders for the purpose of voting on the following proposals:

I.	To elect 14 directors, each to serve for a one-year term.

II.	To approve the 2015 Stock Incentive Compensation Plan.

III.	To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditors for 2015.

IV.	To adjourn the Annual Meeting, if necessary, to solicit additional proxies.

The voting results for each proposal were:

PROPOSAL I. Election of 14 directors, each for a one-year term:

	FOR	WITHHELD	ABSTENTIONS	BROKER NON-VOTES

William D. Crona	1,267,633	0	0	6,900
Sammie D. Dixon, Jr.	1,267,633	0	0	6,900
Steven L. Evans	1,266,633	1,000	0	6,900
R. Randy Guemple	1,266,533	1,100	0	6,900
Chris L. Jensen, Jr.	1,266,633	1,000	0	6,900
Kathleen C. Jones	1,267,633	0	0	6,900
Robert H. Kirby	1,266,633	1,000	0	6,900
Frank L. Langston	1,266,633	1,000	0	6,900
Todd A. Patterson, D.O	1,267,633	0	0	6,900
L. Collins Proctor, Sr.	1,265,633	2,000	0	6,900
Garrison A. Rolle, M.D.	1,267,633	0	0	6,900
Steven D. Smith	1,266,633	1,000	0	6,900
Marjorie R. Turnbull	1,267,633	0	0	6,900
Richard A. Weidner	1,266,633	1,000	0	6,900

PROPOSAL II. Approval of the 2015 Stock Incentive Compensation Plan:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

1,220,430	11,500	35,703	6,900

PROPOSAL III. Ratification of the selection Hacker, Johnson & Smith, P.A., as the independent auditors for the Company for 2015:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

1,263,233	8,500	2,800	0

PROPOSAL IV. Adjournment of the Annual Meeting, if necessary, to solicit additional proxies:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

1,258,233	0	16,300	0

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting, the Company’s shareholders approved the 2015 Stock Incentive Compensation Plan (the “2015 Plan”). A complete copy of the 2015 Plan is attached to and incorporated into by reference as Exhibit 10.07 to this Form 8-K. The following summary of the major provisions of the 2015 Plan is qualified, in its entirety, by reference to the 2015 Plan in its entirety.

Purpose and Administration

Pursuant to the 2015 Plan, selected employees and/or directors of the Company and the Prime Meridian Bank (the “Bank”) are eligible to receive awards of various forms of equity-based incentive compensation, including stock options (incentive and non-qualified, as applicable), stock appreciation rights, restricted stock awards, performance units, and phantom stock, as well as awards consisting of combinations of such incentives. The 2015 Plan replaces the Company’s 2007 Stock Option Plan (“2007 Plan”). No further grants will be made under the 2007 Plan.

The 2015 Plan will be administered by the Company’s Compensation Committee. The 2015 Plan provides that, to the extent required by Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, the Compensation Committee shall be comprised solely of two or more non-employee Directors, as defined in Rule 16b-3(b)(3) under the Securities Exchange Act. The Compensation Committee shall have the authority, subject to the provisions of the 2015 Plan, to establish, adopt or revise such rules and regulations and to make all such determinations relating to the 2015 Plan as it may deem necessary or advisable for the administration of the 2015 Plan.

Subject to the provisions of the 2015 Plan, the Compensation Committee has sole discretionary authority to interpret the 2015 Plan and to determine the type of awards to grant, when, if, and to whom awards are granted, the number of shares covered by each award and the terms and conditions of the award. The term of the 2015 Plan is 10 years from the effective date, after which no further awards may be granted thereunder.

Stock Options

Stock options granted under the 2015 Plan may be incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, or non-qualified stock options (“NQSOs”). The exercise price of the stock options is determined by the Compensation Committee when the stock options are granted, subject to a minimum price of the fair market value of the common stock on the date of grant. In the discretion of the Compensation Committee, the stock option exercise price may be paid in cash or in shares of common stock having a fair market value on the date of exercise equal to the stock option exercise price.

Stock Appreciation Rights

A stock appreciation right granted under the 2015 Plan as an alternative or a supplement to a related stock option will entitle its holder to be paid an amount equal to the fair market value of the common stock subject to the stock appreciation right as of an appreciation date selected by the holder of the stock appreciation right, less the exercise price of the related stock option, if any, or such other price as the Compensation Committee may determine at the time of the grant of the stock appreciation right (which may not be less than the fair market value of one share of common stock on the date of grant). Restricted stock will be issued to the recipient at the time the award is granted, but will be subject to forfeiture in the event continued employment or service and/or other restrictions and conditions established by the Compensation Committee at the time the award is granted are not satisfied.

Performance Shares and Phantom Stock

A performance share or phantom stock award will provide for the future payment of cash or the issuance of shares of common stock to the recipient if continued employment or service or other performance objectives established by the Compensation Committee at the time of grant are attained. Performance share awards may, in the discretion of the Compensation Committee, be settled in cash, on each date on which shares of common stock covered by the awards would otherwise have been delivered or become unrestricted, in an amount equal to the fair market value of such shares on such date.

Change in Control

The 2015 Plan also provides that in the event of a change in control, any incentive stock options, NQSOs, or stock appreciation rights granted to a participant shall become immediately exercisable with respect to all of the shares subject to such stock options or stock appreciation rights. Moreover, as to any phantom stock units or other restricted stock awarded under the 2015 Plan, the period in which certain transferability and other restrictions, as set forth in the 2015 Plan, apply shall expire immediately with respect to all of the phantom stock units or shares of restricted stock. The exercise of incentive stock options following a change in control will be subject to a $100,000 limitation under the 2015 Plan or any other similar plan of the Company.

Number of Shares Reserved for Issuance

The Company has limited the aggregate number of shares of common stock to be awarded under the 2015 Plan to 500,000 shares, but no more than 15% of the issued and outstanding shares of the Company’s common stock. However, the maximum number of shares available under the 2015 Plan will be subject to appropriate adjustment in the case of any stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, exchanges, or other changes in capitalization affecting the common stock.

New Plan Benefits

The amount of awards payable under the 2015 Plan, if any, to any participant is not presently determinable as awards have not yet been determined. Participation in the 2015 Plan does not guarantee the payment of an award, and all awards under the 2015 Plan are discretionary and subject to approval by the Compensation Committee, as described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.07	2015 Stock Incentive Compensation Plan

The information in this report (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Kathleen C. Jones
Kathleen C. Jones
Chief Financial Officer and Executive Vice President

Date: May 22, 2015